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                                   Exhibit 11
                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share
                    (In thousands, except per share figures)
                                   (Unaudited)


                                           Three Months Ended                Six Months Ended
                                                April 30,                         April 30,
                                          1996           1995                1996          1995
                                        --------       --------            -------        ------
Primary:
Net income                              $  2,809       $    605            $  3,461      $    880
                                          ======         ======              ======        ======

Weighted average
   number of common
   shares outstanding                     11,653         11,373              11,630        11,372
Contingently issuable
   shares                                     71            218                  85           220
                                          ------         ------              ------        ------
Weighted average
   number of common and
   common equivalent
   shares outstanding for
   earnings per share                     11,724         11,591              11,715        11,592
                                          ======         ======              ======        ======

Earnings per share                      $    .24       $    .05            $    .30      $    .08
                                          ======         ======              ======        ======



Fully Diluted:
Net income                              $  2,809       $    605            $  3,461      $    880
                                          ======         ======              ======        ======

Weighted average
   number of common
   shares outstanding                     11,653         11,373              11,630        11,372
Contingently issuable
   shares                                    166            267                 147           272
                                          ------         ------              ------        ------
Weighted average
   number of common and
   common equivalent
   shares outstanding for
   earnings per share                     11,819         11,640              11,777        11,644
                                          ======         ======              ======        ======

Earnings per share                      $    .24       $    .05            $    .29      $    .08
                                          ======         ======              ======        ======


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